CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                  As independent public accountants, we hereby consent to the use of our report on Pioneer Europe Fund dated December 4, 1996 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 6 and Amendment No. 7 to Registration Statement File Nos. 33-36265 and 811-6151, respectively.



                                             /s/ARTHUR ANDERSEN LLP

                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 24, 1997